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Exhibit 5.1

November 23, 2016

ION Geophysical Corporation
2105 CityWest Blvd., Suite 100
Houston, Texas 77042

Ladies and Gentlemen:

        We have acted as counsel for Ion Geophysical Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a registration statement on Form S-3 (the "Registration Statement") for the offer and sale from time to time of up to $100,000,000 of: (i) shares of common stock, par value $.01 per share, of the Company ("Common Stock"); (ii) shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"); (iii) debt securities of the Company, in one or more series ("Debt Securities"), (iv) subscription rights to purchase Securities (as defined below) (the "Subscription Rights"); (v) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase Securities; (vi) units ("Units") consisting of Securities or any combination thereof; and (vii) warrants to purchase Securities (the "Warrants," and together with the Common Stock, Preferred Stock, Debt Securities Subscription Rights, Purchase Contracts and Units, each a "Security" and collectively the "Securities"), all as more fully described in the Registration Statement.

        We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of: (i) the Registration Statement (including the exhibits thereto); (ii) the Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) the corporate proceedings of the Company; and (iv) all other certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law and fact as we considered necessary to form a basis for our opinions.

        As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Company.

        In rendering the following opinions, we have assumed: (i) all information contained in all documents reviewed by us is true and correct; (ii) the genuineness of all signatures on all documents reviewed by us; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; and (v) each natural person signing any document reviewed by us had the legal capacity to do so. We have also assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

        Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

          1.     With respect to shares of Common Stock, when both (a) the board of directors of the Company (the "Board") has taken all necessary corporate action to authorize the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

          2.     With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a "Certificate of Designations") and the filing of the Certificate of Designations as required by applicable law and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

          3.     With respect to Debt Securities, when (a) the Board has taken all necessary action to authorize the issuance, the form and the terms of the Debt Securities, the terms of the offering thereof and related matters, (b) the applicable indenture and any officer's certificate or supplemental indenture relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto, (c) the trustee under the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, as amended ("TIA") and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable indenture and the applicable resolutions of the Board or officer's certificate or supplemental indenture relating to such Debt Securities and either (i) the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, then the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          4.     With respect to Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company (if any) and (c) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement, against payment or delivery of the consideration therefor provided for therein, then the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          5.     With respect to the Subscription Rights, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Subscription Rights, the terms of the offering thereof and related matters and (b) such Subscription Rights, as applicable, and agreements relating to the Subscription Rights have been duly executed and delivered in accordance with the terms thereof, against payment or delivery of the consideration therefor provided for therein, then such Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          6.     With respect to Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Purchase Contracts, the terms of the offering thereof and related matters and (b) such Purchase Contracts and agreements relating to the Purchase Contracts have been duly executed and delivered in accordance with the terms thereof, against payment or delivery of the consideration therefor provided for therein, then such Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          7.     With respect to Units, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters and (b) such Units and agreements relating to the Units have been duly executed and delivered in accordance with the terms thereof, against payment or delivery of the consideration therefor provided for therein, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

          A.    We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, and any indenture will have been qualified under the TIA; (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) the consideration paid under any underwriting, purchase or similar agreement for Common Stock or Preferred Stock, including Common Stock or Preferred Stock underlying any Securities, whether in cash, through the issuance of another Security, or a combination of cash or any other Security, shall not be less than the par value of any Common Stock or Preferred Stock, as the case may be, issued under the Registration Statement; (vii) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Certificate of Incorporation; (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (x) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement (including any formation, organization or governance documents) then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.

          B.    The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

          C.    We express no opinion with respect to: (i) the enforceability of any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under applicable laws; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws.

          D.    The opinions expressed in this letter are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

        We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,
/s/ Locke Lord LLP
LOCKE LORD LLP

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  Exhibit 5.1